As filed with the Securities and Exchange Commission on October 2, 2008
                                                     Registration No. 333-153354

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM S-1/A
                                Amendment No. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             AMF CAPITAL GROUP, INC.
            (Exact name of Registration as specified in its Charter)

           Nevada                                  8700                             98-0460379
(State or Other Jurisdiction of         (Primary Standard Industrial              (IRS Employer
 Incorporation or Organization)          Classification Code Number)            Identification No.)

                               2424 W. Main Street
                              Alhambra, California
                                    USA 91801
                             Telephone 626-862-8208
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive Offices)

                              Incorp Services Inc.
                       375 N Stephanie Street, Suite 1411
                                Henderson, Nevada
                                 USA 89014-8909
                             Telephone 775-684-5708
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                          Diane Dalmy, Attorney at Law
                             8965 W. Cornell Place,
                            Lakewood, Colorado 80227
                             Telephone 303-985-9324
                             Facsimile 303-988-6954

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company," in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer  [ ]                         Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (1)      Price (1)          Fee
--------------------------------------------------------------------------------
Common Stock,
$.001 par value(2)   8,000,000          $0.001         $8,000           $0.31*
--------------------------------------------------------------------------------
Total Registration Fee                                 $8,000           $0.31*
================================================================================
(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. Includes stock to be sold by the selling stockholder.
(2) The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus upon conversion of outstanding secured convertible debentures. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions
*    Estimate amount

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE. [GRAPHIC OMITTED]
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS


                  SUBJECT TO COMPLETION, DATED OCTOBER 2, 2008.


                        8,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of an aggregate of 8,000,000 shares of common stock, par value $0.001, by Angelo Armenta, the selling security holder under this prospectus. These securities will be offered for sale by the selling security holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution."

We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling security holder, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled "Description of Securities."

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors" beginning on page 8 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

The selling security holder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this prospectus is October 2, 2008

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY ..........................................................  4

THE OFFERING ................................................................  6

RISK FACTORS ................................................................  8

(A) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING .........................  8

(B) RISKS RELATED TO THE INDUSTRY ........................................... 11

(C) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS
    RELATED TO THIS OFFERING ................................................ 12

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS ........................... 15

USE OF PROCEEDS TO ISSUER ................................................... 16

DILUTION .................................................................... 16

PLAN OF DISTRIBUTION ........................................................ 17

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS ....................................................... 19

GENERAL DISCUSSION ON RESULTS OF OPERATIONS AND ANALYSIS OF
FINANCIAL CONDITION ......................................................... 19

RESULTS OF OPERATIONS ....................................................... 20

PLAN OF OPERATION ........................................................... 20

LIQUIDITY AND CAPITAL RESOURCES ............................................. 21

DESCRIPTION OF BUSINESS...................................................... 21

THE NANOTECHNOLOGY INDUSTRY ................................................. 23

MANAGEMENT .................................................................. 26

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS ................ 26

MANAGEMENT BIOGRAPHIES ...................................................... 26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .............. 27

REMUNERATION OF DIRECTORS AND OFFICERS ...................................... 28

EXECUTIVE COMPENSATION ...................................................... 28

SUMMARY COMPENSATION TABLE .................................................. 29

COMPENSATION OF DIRECTORS ................................................... 29

STOCK INCENTIVE PLAN ........................................................ 29

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS ................................................................ 29

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS ................... 30

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES ............................................................. 31

DESCRIPTION OF SECURITIES ................................................... 31

SELLING SECURITY HOLDERS .................................................... 32

PLAN OF DISTRIBUTION ........................................................ 32

LEGAL MATTERS ............................................................... 34

EXPERTS ..................................................................... 34

INTEREST OF NAMED EXPERTS AND COUNSEL ....................................... 34

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE......................................................... 34

AVAILABLE INFORMATION ....................................................... 35

REPORTS TO SECURITY HOLDER .................................................. 35

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU ARE URGED TO READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED FOOT NOTES. IN THIS PROSPECTUS, WE REFER TO AMF CAPITAL GROUP, INC. AS "WE," "US," "OUR," "AMF" AND THE "COMPANY."

                             AMF CAPITAL GROUP, INC.

THE COMPANY

AMF Capital Group, Inc. was incorporated in the State of Nevada on June 13, 2008. AMF Capital Group, Inc. is a consulting company providing services to early-stage nanotechnology or tiny technology companies.

Our consulting approach is comprised of providing our clients with formation advice, comprehensive valuation and due diligence and close involvement with management in building the company`s business structure. As a consulting company, we also provide managerial assistance to our clients.

AMF is a development stage company. AMF has a limited history of operations. We presently do not have the funding to execute our business plan.

GENERAL INTRODUCTION

AMF  Capital  Group  Inc.,  is  a  consulting  company  specializing   providing
consulting services to nanotechnology or tiny technology. Since its inception, on June 13, 2008, AMF has incurred significant losses to July 31, 2008.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next twelve months. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities. (See "Plan of Operation")

Our independent auditors have added an explanatory paragraph to their report of our audited financial statements for the period year ended July 31, 2008, stating that our net loss of ($32,091), lack of revenues and dependence on our ability to raise additional capital to continue our business, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our planned business operations altogether.

The  Company's  principal  executive  offices are located at 2424 W. Main Street
Alhambra,   California,   USA  91801.   The   Company's   telephone   number  is
1-626-862-8208.

BUSINESS DEVELOPMENT

The Company was incorporated on June 13, 2008. The company has had limited operations from incorporation (June 13, 2008) to July 31, 2008.

Over the next twelve months, AMF Capital Inc. plans to build out and establish its reputation and network of clients and advisors in the Nanotechnology industry. The company aims to form long term working relationships with a number of early stage nanotechnology companies.

Mr. Angelo Armenta is the sole Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer). Currently the company does not have any employees; however as it grows, it plans to employ additional employees as needed.

PRINCIPAL OPERATIONS, PRODUCTS AND SERVICES OF THE COMPANY

AMF Capital Group, Inc., also referred to as AMF and the Company, was incorporated in the State of Nevada on June 13, 2008. AMF is a consulting company specializing in providing consulting services primarily to early-stage nanotechnology companies, which we define as nanotechnology, micro-systems and micro-electromechanical systems ("MEMS").

AMF is a development stage company with a limited history of operations.

DESCRIPTION OF CONSULTING SERVICES

AMF Capital Group Inc. specializes in providing consulting services to early-stage nanotechnology or "tiny technology" companies. Our consulting approach is comprised of providing clients with good quality formation advice, thorough valuation and due diligence and close involvement with management to build their company structure. The Company aims to provide managerial assistance as well. AMF Capital Group Inc. provides consulting services primarily in "tiny technology," which we define as nanotechnology, micro-systems and micro-electromechanical systems ("MEMS").

Nanotechnology is measured in nano-meters, which are units of measurement in billionths of a meter. Microsystems and micro-electromechanical systems are measured in micrometers, which are units of measurement in millionths of a meter. We consider a company to be a tiny technology company if the company employs or intends to employ technology that we consider to be at the micro-scale or smaller and if the employment of that technology is material to its business plan. Because it is in many respects a new field, tiny technology has significant scientific, engineering and commercialization risks.

We expect to provide consulting services to companies in the nanotechnology sector, having limited marketability and a greater risk of failure than other companies. As such, we may not always be successful in achieving a long-term consulting contract or be immediately compensated for services rendered. Although we currently restrict our consulting services to tiny technology, such technology is enabling technology applicable to a wide range of fields and businesses, and therefore are not restricted to a particular industry.

Achievement of our business objective is basically dependent upon the judgment, skill and knowledge of our management. Mr. Armenta, currently our sole executive officer and director, has over five years experience in providing consulting services to companies in the nanotechnology sector. There can be no assurance that a suitable replacement could be found for any of our officers upon their retirement, resignation, inability to act on our behalf, or death.

In connection with our consulting services, the company also may participate in providing a variety of services to our clients, including the following:

     *    recruiting management;
     *    formulating operating strategies;

     *    formulating intellectual property strategies;
     *    assisting in financial planning;
     *    providing management in the initial start-up stages; and
     *    establishing corporate goals.

We may assist in raising additional capital for these companies from potential investors. We may introduce these companies to potential joint venture partners, suppliers and customers. In addition, we may assist in establishing relationships with investment bankers and other professionals. We may also assist with mergers and acquisitions. We will derive income from these companies for the performance of any of the above services.

As part of our consultation, we can also assist each company in establishing its own independent capitalization, management and Board of Directors.

RISK FACTORS

The Company's financial condition, business, operation and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties described below as well as the other information in this report before deciding to invest in our Company. If any of the following risks are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment. For a more detailed discussion of some of the risks associated with our Company, you are urged to carefully review and consider the section entitled "Risk Factors" beginning on page 8 of this prospectus.

                                  THE OFFERING

Securities offered............................ 8,000,000 shares of common stock

Selling shareholder(s)........................ Angelo Armenta

Offering price................................ $0.001 per share

Shares outstanding prior to the offering...... 18,000,000 shares of common stock

Shares to be outstanding after the offering... 18,000,000 shares of common stock

Use of proceeds............................... AMF Capital Group, Inc. will not receive any proceeds from the
                                               sale of the common stock by the
                                               selling security holders.

This prospectus relates to the sale of up to 8,000,000 shares of our common stock by the selling shareholder identified in the section of this prospectus entitled "Selling Security Holder." These 8,000,000 common shares are being offered hereby by Angelo Armenta, the selling security holder, under this prospectus.

The number of common shares offered by this prospectus represents up to approximately 45% of the total common stock outstanding after the offering.

Information regarding the selling security holder, the common shares being offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares, is provided in the sections of this prospectus entitled "Selling Security Holder" and "Plan of Distribution." We will not receive any of the proceeds from these sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling Security Holder.

SELECTED FINANCIAL INFORMATION

The selected financial information present below is derived from and should be read in conjunction with our financial Statements, including notes thereto, appearing elsewhere in this prospectus. "See Financials Statements."


                              INCOME STATEMENT DATA

                                            From June 13, 2008
                                             (inception) to
                                              July 31, 2008
                                              -------------

                     Revenue                     $     --
                     Expenses                    $ 32,091
                     Net Income (Loss)           $(32,091)
                     Balance Sheet Data

                                                  As of
                                              July 31, 2008
                                              -------------

                     Total Assets                $     --
                     Total Liabilities           $ 22,091

                                  RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE SECURITIES WE ARE OFFERING THROUGH THIS PROSPECTUS ARE SPECULATIVE BY NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE FOLLOWING RISK FACTORS, AMONG OTHERS, COULD CAUSE OUR ACTUAL FUTURE OPERATING RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS, ORAL OR WRITTEN, MADE BY OR ON BEHALF OF US. IN ASSESSING THESE RISKS, WE SUGGEST THAT YOU ALSO REFER TO OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

(A) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING

THE COMPANY HAS A LIMITED OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

We have a limited history of operations and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies providing services to a rapidly evolving market such as nanotechnology. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given period to be greater than expected. An investment in our securities represents significant risk and you may lose all or part your entire investment.

WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

We have yet to establish profitable operations or a history of profitable operations. We anticipate that we will continue to incur substantial operating losses for an indefinite period of time due to the significant costs associated with the development of our business.

Since incorporation, we have expended financial resources on the development of our business. As a result, losses have been incurred since incorporation. Management expects to experience operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and

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
expenses related to: marketing and promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners and network advisors.

The Company's ability to become profitable depends on its ability to generate and sustain sales while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business. We will need to obtain additional financing in order to complete our business plan because we currently do not have any income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

OUR OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual operating results to fluctuate significantly in the future. Because our operating results will be volatile and difficult to predict, in some future quarter our operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced services or products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; increased labour costs that can affect demand for nanotechnology; the amount and timing of operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the period ended July 31, 2008 that we have not made a profit. As of July 31, 2008, we had a loss of $32,091, They further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At July 31 2008, our cash was $NIL. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favourable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

THE COMPANY IS GOVERNED BY MR. ANGELO ARMENTA, OUR SOLE CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER, PRESIDENT, SECRETARY, TREASURER AND DIRECTOR (PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER), AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Mr. Angelo Armenta, our sole Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer) makes decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, Mr. Armenta will exercise full control over all matters that typically require the approval of a Board of Directors. Mr. Armenta's actions are not subject to the review and approval of a Board of Directors and, as such, there may be significant risk to the Company

Our sole Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer), Mr. Armenta, exercises control over all matters requiring shareholder approval including the election of directors and the approval of significant corporate transactions. We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against the transactions implemented by Mr. Armenta, conflicts of interest and similar matters.

THE COMPANY IS HEAVILY RELIANT ON MR. ANGELO ARMENTA, OUR SOLE CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER, PRESIDENT, SECRETARY, TREASURER AND DIRECTOR (PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER), AND, AS SUCH, THE LOSS OF HIS SERVICES COULD HAVE SIGNIFICANT MATERIAL ADVERSE EFFECT ON THE COMPANY.

The Company is heavily dependent on the efforts of Mr. Armenta, its sole Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer). The loss of his services could have a material adverse effect on the Company. The Company currently does not maintain key man life insurance on this individual. Mr. Armenta has experience and past expertise in providing consulting services to companies in the nanotechnology sector. There can be no assurance that a suitable replacement could be found for him upon retirement, resignation, inability to act on our behalf, or death.

BECAUSE OUR SOLE CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER, PRESIDENT, SECRETARY, TREASURER AND DIRECTOR (PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER), HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO THE COMPANY'S BUSINESS OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

It is possible that the demands on Mr. Armenta, from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of the company's business. Mr. Armenta will devote fewer than 12-15 hours per month or 3-4 per week to the affairs of the Company. In addition, he may not possess sufficient time for the Company's business if the demands of managing the Company's business increase substantially beyond current levels.

(B) RISKS RELATED TO THE INDUSTRY

THE CONSULTING INDUSTRY IS COMPETITIVE AND IS CHARACTERIZED BY LOW GROSS PROFIT MARGINS AND FIXED COSTS, A MINOR SHORTFALL FROM EXPECTED REVENUE COULD AFFECT THE DEMAND FOR OUR CONSULTING SERVICES, HAVE A SIGNIFICANT IMPACT ON OUR ABILITY TO GENERATE REVENUE, AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

The Consulting industry is highly competitive and is characterized by a large number of competitors ranging from small to large companies with substantial resources. Many of our potential competitors have substantially larger customer bases, greater name recognition, greater reputation, and significantly greater financial and marketing resources than we do. In the future, aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in these markets.

Price competition exists in the consulting business. Service fee decreases within the industry could adversely affect our operations and profitability. There are many business consulting companies, deeply discounted service fees by a competitor could result in lower revenues for the entire industry, negatively affecting demand for consulting services. Changes in the number specialized consulting services in the nanotechnology sector or in fee pricing could, in the aggregate, have a significant effect on our operating and financial results. A shortfall from expected revenue levels would have a significant impact on our potential to generate revenue and possibly cause our business to fail.

THE COMPANY'S RELIANCE ON EARLY-STAGE NANOTECHNOLOGY COMPANIES WITH LIMITED MARKETABILITY AND A GREATER RISK OF FAILURE MAY HAVE SIGNIFICANT IMPACT ON ITS ABILITY TO GENERATE REVENUE AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

The Company expects to provide consulting services to early stage nanotechnology companies with limited marketability and a greater risk of failure than other companies because they are early stage clients. As such, the Company may not always be successful in achieving a long-term consulting contract or be immediately compensated for services rendered. Since we expect our consulting clients to be largely in development stage or start-up businesses, then substantially all of our clients are thinly capitalized, unproven, small companies focused on risky technologies. These businesses also tend to lack management depth, to have limited or no history of operations and to have not attained profitability. Some of our clients will be complete losses or unprofitable.

Furthermore, early stage companies are more vulnerable than better capitalized companies to adverse business or economic developments. Start-up businesses generally have limited product lines, markets and/or financial resources. Start-up companies are not well-known to the investing public and are subject to potential bankruptcy, general movements in markets and perceptions of potential growth.

In addition, the company is focussed on the nanotechnology or tiny technology sector. Such technology is applicable to a wide range of fields and businesses. The company's success is dependent on its ability to obtain and maintain clients. No assurances can be given that the Company will maintain its existing client base or that it will be able to attract new clients. The loss of one or more of the Company's clients or a significant reduction in business from such clients could have a material adverse effect on the Company. The Company does not have long-term contracts with its clients.

OUR INDUSTRY MAY BE CYCLICAL AND FLUCTUATIONS COULD HAVE SIGNIFICANT IMPACT ON OUR BUSINESS VOLUME DURING CERTAIN MONTHS, AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

The consulting industry may experience cyclical fluctuations in business volume that could adversely affect our operating results and could lead to lower revenues during certain months or a downturn in this industry.

OUR QUARTERLY RESULTS ARE SIGNIFICANTLY AFFECTED BY MANY FACTORS, AND OUR RESULTS OF OPERATIONS FOR ANY ONE QUARTER ARE NOT NECESSARILY INDICATIVE OF OUR ANNUAL RESULTS OF OPERATIONS. THE COMPANY HAS A LIMITED OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Our proposed operations are subject to a variety of unforeseen factors that could cause direct volatility in our earnings or cause our operation costs to increase, adversely impacting our operating results and possibly cause our business to fail. These include but are not limited to the following:

     *    general economic trends or developments;
     *    the prosperity of the nanotechnology industry;
     *    technological developments; and
     *    unforeseen industrial, political or social trends and developments.

 Our results of operations in any one quarter are not necessarily indicative of our annual results of operations. It is possible that we may never earn enough revenue to achieve profitability. An investment in our securities represents significant risk and you may lose all or part your entire investment.

(C) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING

THE SALE OF OUR COMMON STOCK COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE. THIS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

A sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of our common stock under this offering could make it more difficult for us to sell equity securities in the future at a time and at a price that we might not otherwise want to affect sales.

THE TRADING PRICE OF OUR COMMON STOCK MAY DECREASE DUE TO FACTORS BEYOND OUR CONTROL. THESE FACTORS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

The trading price of our common stock is subject to significant fluctuations due to a number of factors, including:

     * our status as a development stage company with a limited operating history
     * no revenues to date, which may make risk-averse investors more inclined to sell their shares on the market more quickly and at greater discounts than may be the case with the shares of a seasoned issuer in the event of negative news or lack of progress and announcements of new products by us or our competitors
     *    the timing and development of products and services that we may offer

     *    general and industry-specific economic conditions
     *    actual or anticipated fluctuations in our operating results
     *    our capital commitments
     *    the loss of any of our key management personnel

The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of our common stock.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs, divert management's attention and resources and harm our financial condition and results of operations.

WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH MAY REDUCE THE RETURN ON YOUR INVESTMENT IN OUR COMMON STOCK.

To date, the Company has not paid any cash dividends on its Common Stock and does not anticipate paying any such dividends in the foreseeable future. Payment of future dividends will depend on earnings and the capital requirements of the Company, and the Company's debt facilities and other factors considered appropriate by the Company. We cannot guarantee that we will, at any time, generate sufficient profits or surplus cash that would be available for distribution as a dividend to the holders of our common stock. We plan to use any profits that we may generate, if we generate any profits at all, to fund our operations. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST AND VOTING RIGHTS.

We will need to raise additional capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holder of our common stock. The issuance of additional common stock or securities convertible into common stock will also have the effect of diluting the proportionate equity interest and voting power of our shareholder of our common stock.

OUR INCORPORATION DOCUMENTS AND NEVADA LAW INCLUDE PROVISIONS THAT MAY INHIBIT AN ATTEMPT BY OUR SHAREHOLDER TO CHANGE OUR DIRECTION OR MANAGEMENT, OR MAY INHIBIT A POSSIBLE TAKEOVER THAT THE SHAREHOLDER CONSIDERS FAVORABLE. THE OCCURRENCE OF SUCH EVENTS COULD LIMIT THE MARKET PRICE OF YOUR STOCK.

Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change in control of our company, such as prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of shareholders to elect director candidates. In addition, we are governed by the provisions of Section 203 of Nevada General Corporate Law. These provisions may prohibit a controlling shareholder from merging or combining with us, which may prevent or frustrate any attempt by our shareholders to change our management or the direction in which we are heading. These and other provisions in our amended and restated certificate of incorporation and bylaws and under Nevada law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL AND, IN SO DOING, WILL FURTHER DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING.

We will need to raise additional capital, in addition to the financing as reported in this registration statement, by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available and, if the capital is available at all, that it will be available on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current security holders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments. If we are able to raise additional capital, we cannot assure that it will be on terms that enhance the value of our common shares. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will almost certainly be adversely affected.

WE ARE DEPENDENT ON OUR KEY PERSONNEL.

The Company's success will largely rely on the efforts and abilities of our key personnel. While the Company does not foresee any reason why such key personnel will not remain with the Company, if for any reason they do not, the Company could be adversely affected. The Company has not purchased key man life insurance for any individual.

AN ACTIVE TRADING MARKET FOR OUR COMMON SHARES MAY NOT DEVELOP.

Our common shares are new issues of securities with no established trading markets or prior trading histories, and there can be no assurance regarding the future development of markets for our common shares, the ability of holders of our common shares to sell or the prices for which holders may be able to sell their holdings of our common shares. Furthermore, the liquidity of, and trading markets for, our common shares may be adversely affected by changes in the nanotechnology industry and in the overall economy, as well as by any changes in our financial condition or results of operations.

CONTROL OF COMPANY BY EXISTING SECURITY HOLDER

After the Offering, the Company's sole Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer) will beneficially own over 50% of the Company's outstanding Common Stock. The security holder will be able to continue to elect over a majority of the Company's directors and to determine the outcome of the corporate actions requiring shareholder approval, regardless of how additional security holders of the Company may vote.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Company's common shares may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or
(d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".

Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in
(ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.
 Compliance with these requirements may make it more difficult for investors in the Company's common shares to resell their common shares to third parties or to otherwise dispose of them. Security holders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer
     (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases
     (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons
     (iv) excessive and undisclosed bid-ask differential and mark-ups by selling broker-dealers
     (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" that involve risks and uncertainties. We use words such as "anticipate", "expect", "intend", "plan", "believe", "seek" and "estimate", and variations of these words and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the preceding "Risk Factors" section and elsewhere in this prospectus. These forward-looking statements address, among others, such issues as:

     *    future earnings and cash flow
     *    development projects

     *    business strategy
     *    expansion and growth of our business and operations
     *    our estimated financial information

These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties, which could cause our actual results, performance and financial condition to differ materially from our expectation.

Consequently, these cautionary statements qualify all of the forward-looking statements made in this prospectus. We cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they would have the expected effect on us or our business or operations.

                           USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the shares by the selling security holder. All proceeds from the sale of the shares offered hereby will be for the account of the selling security holder, as described below in the sections entitled "Selling Security Holder" and "Plan of Distribution."

We are registering 8,000,000 shares for gross proceeds of $8,000 from the sale of the selling security holders' common stock under the investment agreement. All of the proceeds from the sale of the shares of common stock offered herein will be received by the selling security holder.

With the exception of any brokerage fees and commission which are the obligation of the selling security holder, we are responsible for the fees, costs and expenses of this offering which are estimated to be $38,000.00, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     *    our lack of operating history;
     *    the proceeds to be raised by the offering;
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and
     *    our relative cash requirements.

                                    DILUTION

The common stock to be sold by the selling security holder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holder. Upon the successful completion of this offering, the number of shares will total 18,000,000 common shares outstanding.

                              PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for resale by the selling security holder identified in the section above entitled "Selling Security Holder." We will receive none of the proceeds from the sale of these shares by the selling security holder.

The selling security holder may sell some of all of their common stock in one or more transactions, including block transactions:

     * on such public markets or exchanges as the common stock may from time to time be trading;
     *    in privately negotiated transactions;
     *    through the writing of options on the common stock;
     *    settlement of short sales; or,
     *    in any combination of these methods of distribution.


The selling security holders have set an offering price for these securities of $0.001 per share, no minimum purchase of shares, and an offering period of 29 days from the date of this prospectus.


The shares  may also be sold in  compliance  with the  Securities  and  Exchange
Commission's Rule 144. In the event of the transfer by the selling security holder of shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling security holder who have transferred his shares.

The selling security holder may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the selling security holders or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling security holder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling security holder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling security holder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling security holder.

If, after the date of this prospectus, the selling security holder enters into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

The selling security holder listed in this prospectus and any broker-dealers or agents that are involved in selling the shares may be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the

Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits, which our selling security holder may receive, might be deemed to be underwriting compensation under the Securities Act. Because the selling security holder may be deemed to be an underwriter under Section 2(11) of the Securities Act, the selling security holder will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at $38,000. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of the existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

The selling security holder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling security holder and any broker-dealers or agents may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

     * Not engage in any stabilization activities in connection with our common stock;
     * Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
     * Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings.
Although we are not required to deliver an annual report to security holders, the Company intends to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

DIVIDEND POLICY

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Operating results are not necessarily indicative of results that may occur in future periods.

Our business and results of operations are affected by a wide variety of factors as we discuss under the caption "Risk Factors" and elsewhere in this prospectus, which could materially and adversely affect actual results. As a result of these factors, we may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect our business, financial condition, operating results and stock price.

GENERAL OVERVIEW

AMF Capital Group, Inc. was incorporated in the State of Nevada on June 13, 2008. AMF is a development stage company. Our principal executive offices are located at 2424 W. Main Street Alhambra, CA. The Company's Telephone number is 626 862 8208.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

                GENERAL DISCUSSION ON RESULTS OF OPERATIONS AND
                        ANALYSIS OF FINANCIAL CONDITION

We begin our General Discussion and Analysis with a discussion of the Results of Operations for AMF Capital Group, since its inception on June 13, 2008, followed by a discussion of Liquidity and Capital Resources available to finance our operations.

INCOME TAXES

We make estimates to determine our current provision for income taxes, as well as our income taxes payable. Our estimates with respect to the current provision for income taxes take into account current tax laws and our interpretation of current tax laws, as well as possible outcomes of any future tax audits. Changes in tax laws or our interpretation of tax laws and the resolution of any future tax audits could significantly impact the amounts provided for income taxes in our financial statements.

LEGAL CONTINGENCIES

We are not currently subject to either threatened or pending litigation, actions or administrative proceedings. However, from time to time, we are involved in routine legal matters incidental to our business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on our financial position, results of operations or liquidity.

                             RESULTS OF OPERATIONS

AMF Capital Group Inc is a development stage company that has a limited history of operations. Since incorporation on June 13, 2008 we have generated no revenues. As of July 31, 2008, we had $NIL for current assets. We presently do not have the capital to commence the operations outlined and detailed in this prospectus.

SINCE JUNE 13, 2008, WE HAVE INCURRED A NET LOSS OF ($32,091), FROM COMMENCEMENT OF OPERATIONS TO THE PERIOD ENDED JULY 31, 2008. THE COMPANY HAS NO REVENUES AS OF JULY 31, 2008 AND HAS PAID EXPENSES OF $32,091, DURING THE SAME PERIOD, REPRESENTING INCORPORATION COSTS AND FILING FEES.

                               PLAN OF OPERATION

We will not receive any proceeds from the sale of shares under this prospectus. Our continued existence is dependent upon our ability to obtain additional financing. Our capital requirements for the next 12 months will continue to be significant.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next twelve months. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

Our independent auditors have added an explanatory paragraph to their report of our financial statements for the period ended July 31, 2008, stating that our net loss of ($32,091), lack of revenues and dependence on our ability to raise additional capital to continue our existence, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our business.

We are bearing all costs relating to the registration of the common stock, which are estimated at approximately $38,000. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

                        LIQUIDITY AND CAPITAL RESOURCES

Since our inception on June 13, 2008, we have incurred a loss of ($32,091). Our cash and cash equivalent balances were $NIL for the period ended July 31, 2008. At July 31, 2008 we had an accumulated deficit of ($32,091). Total current liabilities due to accounts payable were $100.00.

Eighteen Million (18,000,000) common shares were issued with a value of $0.001. For the period ended July 31, 2008, net cash after operating activities was $NIL. General and administrative expenses as of July 31, 2008 were $32,091.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We will raise the capital necessary to fund our business through a subsequent offering of equity securities. Additional financing, whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

INFLATION

The rate of inflation has had little impact on the Company's results of operations and is not expected to have a significant impact on the continuing operations.

                            DESCRIPTION OF BUSINESS

GENERAL OVERVIEW

AMF Capital Group, Inc., also referred to as AMF and the Company, was founded in the State of Nevada on June 13, 2008. AMF Capital Group, Inc. is a consulting company specializing in providing consulting services to early-stage nano or tiny technology companies. AMF is a development stage company with a limited history of operations.

The Company's executive offices are located at 2424 W. Main Street Alhambra, California, 91801. The Company's Telephone number is 91801.

ORGANIZATION WITHIN LAST FIVE YEARS

AMF Capital Group, Inc. was founded in the State of Nevada on June 13, 2008. The Company's business is providing consulting services to early-stage nanotechnology companies. The Company plans to market its consulting services through a combination of direct sales, referrals and networking within the industry.

Over the next twelve months, AMF Capital Group Inc. plans to build out its reputation and network in the Nanotechnology industry, thereby attracting new clients.

Currently the company does not employ any employees, however as the Company grows, it plans to employ additional employees, as required.

BUSINESS FACILITIES

AMF Capital Group Inc. is located at 2424 W. Main Street Alhambra CA, 91801. The Company's telephone number is 626-862-8208.

AMF Capital Group Inc. has been granted use of 150 sq.ft. of office space, at no charge from Carpets 4 Less, a private company, which is presently in a 10 year lease for the entire office and shop facility totalling about 30,000 sq. ft. for $6300.00 USD per month.

UNIQUE FEATURES OF THE COMPANY

Tiny technology or nanotechnology is a multidisciplinary and widely applicable industry. Products enabled by tiny technology are applicable to a large number of industries including pharmaceuticals, medical devices, electronics and alternative (clean) energy. The use of nanotechnology-enabled advanced materials for clean energy in particular is an area of increasing global interest, and these types of materials are the cornerstones of new generations of batteries, solid-state lighting, fuel cells, bio-fuels and other energy-related applications that are the focus of a number of recently funded early-stage companies. AMF aims to establish its consulting services in the early-stage of Nanotechnology sector. The Company believes that the combination of their specialized consulting services, aimed in an industry that has widespread applicability and furthermore is creating interest on a global scale, is one of its unique features.

OVERALL STRATEGIC DIRECTION

The Company plans to establish its reputation in the Nanotechnology industry, thereby attracting new clients and building out its network of operations.

The company aims to form long term working relationships with a number of early-stage nanotechnology corporations in Nanotechnology in the following industries: Semiconductor, Chemical, Electronics, Materials, Aerospace, Automotive, Biotechnology, Medical products, Cosmetics, Textile industry and other nanotechnology related sectors.

DESCRIPTION OF SERVICES

AMF Capital Group Inc. provides consulting services to early-stage Nanotechnology companies. The company aims to focus on long-term client retention, business consulting services as well as specialized nanotechnology consulting services.

In connection with our business consulting services, the company may participate in providing a variety of services to our clients, including but not limited to the following:

A) BUSINESS CONSULTING SERVICES

     *    Investment due diligence;
     *    Investment and Business Assessments;
     *    Business and product development;
     *    Corporate entity establishment, staffing, management recruitment
     *    Business Strategic planning
     *    Independent Analysis of emerging market

     *    Advisory services related to investment
     *    Formulation of operating strategies, intellectual property strategies
     *    Financial Planning assistance
     *    Early-stage management
     *    Establishing Corporate goals.

The company may also assist in raising additional capital for these companies from potential investors. We may introduce these companies to potential joint venture partners, suppliers and customers. In addition, we may assist in establishing relationships with investment bankers and other professionals. We may also assist with mergers and acquisitions. We will derive income from these companies for the performance of any of the above services. Our goal is to assist each company in establishing its own independent capitalization, management and Board of Directors.

In  connection  with  our  Specialized  consulting  services,  the  company  may
participate  in  providing  a  variety  of  services  related   specifically  to
nanotechnology industry, including but not limited to the following:

B) SPECIALIZED NANOTECHNOLOGY CONSULTING SERVICES

     *    Industry related early-stage feasibility studies
     *    Concept Development
     *    Product Processes and Analysis
     *    Advisory services, network advisory related to nanotechnology industry
     *    Technology impact on products and processes

FEATURES OF SERVICES: INTELLECTUAL PROPERTY

The Company believes that there is a role for organizations that can assist in technology transfer.

Scientists and institutions that develop and patent intellectual property may perceive the need for commercialization of their inventions.

Our form of consulting may also involve assisting a client in the following:

     *    funding research and development in the development of a technology;
     *    obtaining licensing rights to intellectual property or patents;
     *    acquiring intellectual property or patents; or
     *    forming joint ventures to commercialize further intellectual property.

                          THE NANOTECHNOLOGY INDUSTRY

Nano or tiny technology is a highly diverse and multidisciplinary field with wide ranging applications. Products enabled by tiny technology are applicable to a large number of industries including pharmaceuticals, medical devices, electronics and alternative (clean) energy. The use of nanotechnology-enabled advanced materials for clean energy in particular is an area of increasing global interest, and these types of materials are the cornerstones of new generations of batteries, solid-state lighting, fuel cells, bio-fuels and other energy-related applications that are the focus of a number of recently funded early-stage companies. One may find technological and economic opportunities of nanotechnology in all important sectors.

In many respects, tiny technology is a relatively new field. There has been much debate on the future implications of nanotechnology, Nanotechnology raises many of the same issues as with any introduction of new technology, including concerns about the toxicity and environmental impact of nanomaterials, and their potential effects on global economics.

COMPETITION

There are numerous companies and individuals who are engaged in the consulting business, and such business is intensely competitive. We believe the highly specialized nature of our corporate focus enables us to be a better long-term partner for our clients than if we were organized as a traditional consulting firm, which suggests a limited usefulness for the client.

The Company believes that by offering specialized consulting services in the nanotechnology sector, then it will have more nanotechnology-enabled clients. Nevertheless, many of our competitors have significantly greater financial and other resources as well as greater managerial capabilities than we do and are therefore, in certain respects, in a better position than we are to provide consulting services. There can be no assurance that we will be able to compete against these consulting businesses.

CURRENT BUSINESS FOCUS

The Company's business focus is to provide specialized consulting services specific to early-stage nanotechnology companies in the nanotechnology sector, along with, at the fairest price, to the largest percentage of the target market population as possible. The Company believes that the ability to perform, the price and consistency of service are main factors in fostering a repeat customer base, greater advisory network and reputation.

ADVANTAGES OF COMPETITORS OVER US

The Company believes the following are advantages of Competitors over us.

CUSTOMER BASE: Presently the company does not have an established regular customer base.

FINANCIAL RESOURCES: The Company believes that many of its competitors have significantly greater financial and other resources than we do and are therefore, in certain respects, in a better position to provide consulting services as well as promote their services.

COMPETITIVE ADVANTAGES

The Company believes that its key competitive advantages are:

EXPERIENCED MANAGEMENT: The Company believes that it has experienced management. Our sole executive officer Mr. Armenta has over 15 years of experience in the management and business operations, as well as over 5 years expertise in consulting services related to the nanotechnology industry. The company believes that the knowledge, relationships, reputation and successful track record of its management will help it to build and maintain its client base.

THE MULTIDISCIPLINARY AND WIDELY APPLICABLE SECTOR

The Company believes that tiny technology is multidisciplinary and widely applicable, and it incorporates Technology that was not previously in widespread use. Products enabled by tiny technology are applicable to a large number of industries including pharmaceuticals, medical devices, electronics and alternative (clean) energy. The use of nanotechnology-enabled advanced materials for clean energy in particular is an area of batteries, solid-state lighting, fuel cells, bio-fuels and other energy-related applications that are the focus of a number of recently funded early-stage companies. The Company believes that the multidisciplinary nature of of the nanotechnology sector will grant them a diverse client base and therefore generally increase their competitive advantage over other consulting firms.

PERFORMANCE

The Company believes that its ability to provide service performance and service consistency is one of its key advantages. Through performance, the Company hopes to develop a repeat customer base, and a greater advisory network and reputation.

NICHE INDUSTRY

We believe the highly specialized nature of our corporate focus enables us to be a better long-term partner for our clients than if we were organized as a traditional consulting firm, which we believe has a limited usefulness for the client.

RESEARCH AND DEVELOPMENT

The Company is not currently conducting any research and development activities. However if research and development is required in the future, we intend to rely on third party service providers.

EMPLOYEES

Mr. Armenta is the sole Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer) of AMF Capital Group Inc. Presently, there are no employees of the Company, however the Company plans to employ individuals on an as needed basis. The company anticipates that it will need to hire additional employees as the business grows.

In addition, the Company may expand the size of our Board of Directors in the future. However, presently Mr. Armenta, the sole director of the Board, will devote fewer than 12-15 hours per month or 3-4 per week to the affairs of the Company. and does not receive a salary or benefits in any form. Presently the Company does not have any plans to begin paying salaries, cash or otherwise, or offering any form of benefits to our Board of Directors.

PROPERTY DESCRIPTION

AMF Capital Group Inc. is located at 2424 W. Main Street Alhambra CA, 91801. The Company's telephone number is 626-862-8208.

AMF Capital Group Inc. has been granted use of 150 sq.ft. of office space, at no charge from Carpets 4 Less, a private company, which is presently in a 10 year lease for the entire office and shop facility totalling about 30,000 sq. ft. for $6300.00 USD per month.

LEGAL PROCEEDINGS

We are not currently subject to either threatened or pending litigation, actions or administrative proceedings. However, if the Company becomes involved in routine legal matters incidental to our business it is in the opinion of management, that the ultimate resolution of such matters may have a material adverse effect on the Company's financial position, results of operations or liquidity.

                                   MANAGEMENT

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth and identifies our current Executive Officer and Director, respective offices and positions, and respective dates of election or appointment:

                                                                       Initial Election or
    Name               Age        Position and Term of Office            Appointment Date
    ----               ---        ---------------------------            ----------------
Mr. Angelo Armenta     43         Chief Executive Officer,                June 13, 2008
                                  Chief Financial Officer,
                                  President, Secretary,
                                  Treasurer and Director
                                  (Principal Executive Officer and
                                  Principal Accounting Officer)

The Director will hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Officers. Officers hold office until the next annual meeting of our Board of Directors following their appointment and until successors have been appointed and qualified.

Set forth below is a description of the recent employment and business experience of our Director and Executive Officer:

                             MANAGEMENT BIOGRAPHIES

ANGELO ARMENTA, CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER, PRESIDENT, SECRETARY, TREASURER AND DIRECTOR (PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER)

Mr. Angelo Armenta, aged 43, is the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer) of the Company. He was appointed in June 2008.

From 2002 to present, Mr. Armenta has acted as President for Camelot Advisors LLC. As business consultants, Camelot Advisors LLC provides specialized consulting services to start-up companies in the nanotechnology industry. Since 2002, Mr. Armenta has provided transactional support, raising funds, consulting and management for early-stage companies in the nanotechnology and tiny technology industry.

Additionally Mr. Armenta has extensive experience in management and business operations. In 2006, Mr. Armenta became CEO for Pad 4 Less., a wholesale supplier of carpet padding and continues to work in this capacity to present. Prior to this, from 2002 to present Mr. Armenta has held the position of Chief Executive Officer for Carpet 4 Less Inc., a private California corporation, providing flooring/carpeting to residential and commercial sectors.

AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that to date, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and
(iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, our address is: 2424 W. Main Street Alhambra, California, USA 91801. The Company's telephone number is 1-626-862-8208.

As of July 31, 2008, there were Eighteen Million (18,000,000) shares of common stock issued and outstanding.

(1) This table is based on Eighteen Million (18,000,000) shares of common stock outstanding

As of the date of this prospectus, we had the following security holder holding greater than 5%:

Name of Director, Officer          Number of Shares of Common        Percentage of Outstanding
  and Beneficial Owner               Stock Beneficially Owned          Shares of Common Stock
  --------------------               ------------------------          ----------------------
Angelo Armenta                              18,000,000                          100%
Chief Executive Officer, Chief
Financial Officer, President,
Secretary, Treasurer and
Director (Principal Executive
Officer and Principal Accounting
Officer)

                     REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the cash remuneration of our Director and Officer for the period from inception on June 13, 2008, through to the end of the period on July 31, 2008:

                                Capacities in Which               Aggregate Cash
Name of Individual           Remuneration was Received             Remuneration
------------------           -------------------------             ------------
Angelo Armenta        Chief Executive Officer, Chief Financial        $ NIL
                      Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)

EMPLOYMENT AGREEMENTS

To date, the Company has no employment agreements in effect, with its Principal Executive Officer. We do not pay compensation to our Director for attendance at meetings. We will reimburse Directors for reasonable expenses incurred during the course of their performance.

                             EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below. The following table summarizes all compensation from inception (June 13, 2008) to July 31, 2008.

                           SUMMARY COMPENSATION TABLE

Name and Principal                                                  Other Annual
   Position                        Year     Salary $     Bonus $    Compensation
   --------                        ----     --------     -------    ------------

Angelo Armenta                     2008      $ NIL        $ NIL      $ NIL
Chief Executive Officer,
Chief Financial Officer,
President, Secretary,
Treasurer and Director
(Principal Executive Officer
and Principal Accounting Officer)

                           COMPENSATION OF DIRECTORS

Directors do not currently receive compensation for their services as directors, but we plan to reimburse them for expenses incurred in attending board meetings.

                              STOCK INCENTIVE PLAN

At present, we do not have a stock incentive plan in place. We have not granted any options to Directors and Officers.

              EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

At present, we do not have employment agreements with our Principal Executive officer.

PRINCIPAL STOCKHOLDER

a) Security Ownership of Management - the number and percentage of shares of common stock of the Company owned of record and beneficially, by each officer and director of the Company and by all officers and directors of the Company as a group, and all shareholders known to the Company to beneficially own 5% or more of the issued and outstanding Shares of the Company, is as follows.

Unless otherwise stated, our address is: 2424 W Main Street Alhambra, CA 91801. The Company's telephone number is 626-862-8208.

                                                                              Percentage of Class
 Names & Address of Owner                    Amount and Nature of       ---------------------------------
and Position if applicable                   Beneficial Ownership       Before Offering    After Offering
--------------------------                   --------------------       ---------------    --------------
Angelo Armenta                                    18,000,000                 100%               55%
Chief Executive  Officer,  Chief Financial
Officer, President,  Secretary,  Treasurer
and Director (Principal  Executive Officer
and Principal Accounting Officer)

Total Officers, Directors & Significant
Shareholders as a group.                          18,000,000                 100%               55%

           INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, other than the transaction described above, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

     *    any of our Directors or Officers;
     *    any nominee for election as a director;
     * any principal security holder identified in the preceding "Security Ownership of Selling Shareholder and Management" section; or
     * any relative or spouse, or relative of such spouse, of the above referenced persons.

TRANSFER AGENT AND REGISTRAR

Transfer Agent And Registrar: ISLAND STOCK TRANSFER INC., 100 Second Avenue South, Suite 705S St Petersburg, FL 33701, Telephone 727-289-0010 Facsimile 727-290-3961, serves as the transfer agent and registrar for our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the offering, we will have outstanding Eighteen Million (18,000,000) shares of common stock. Of these shares, the Eight Million (8,000,000) shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation Law. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

     *    for any breach of their duty of loyalty to us or our security holders;
     * for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     * for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation Law; or,
     * for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

                           DESCRIPTION OF SECURITIES

GENERAL: We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share.

The company issued to the founders Eighteen Million 18,000,000 common shares of stock for $10,000. As of July 31, 2008, there are Eighteen Million (18,000,000) shares issued and outstanding at a value of $0.001 per share.

There are no preferred shares authorized. The Company has issued no preferred shares.

The Company has no stock option plan, warrants or other dilutive securities.

The holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the security holders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

COMMON STOCK: The securities being offered by the selling security holder are shares of our Common stock.

                            SELLING SECURITY HOLDERS

The following table sets forth the names of the selling security holder who may sell shares under this prospectus from time to time. In addition, the following table provides certain information with respect to the selling security holders' ownership of our securities as of the date of this prospectus, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities. The selling security holder can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling security holders will sell all shares covered by this prospectus.

The selling security holder may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus. The selling security holder may also transfer shares owned by him by gift, and upon any such transfer the donee would have the same right of sale as the selling security holder.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. See our discussion entitled "Plan of Distribution" for further information regarding the selling security holders' method of distribution of these shares.

                                                     Percentage of Class(1)
      Name of               Number of Shares    --------------------------------
Selling Security Holder      Being Offered      Before Offering   After Offering
-----------------------      -------------      ---------------   --------------

   Angelo Armenta              8,000,000              45%               45%

                              PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for resale by the selling security holder identified in the section above entitled "Selling Security Holder." We will receive none of the proceeds from the sale of these shares by the selling security holder.

The selling security holder may sell some of all of their common stock in one or more transactions, including block transactions:

     * on such public markets or exchanges as the common stock may from time to time be trading;
     *    in privately negotiated transactions;

     *    through the writing of options on the common stock;
     *    settlement of short sales; or,
     *    in any combination of these methods of distribution.


The selling security holder has set an offering price for these securities of $0.001 per share, no minimum purchase of shares, and an offering period of 29 days from the date of this prospectus.


The shares  may also be sold in  compliance  with the  Securities  and  Exchange
Commission's Rule 144. In the event of the transfer by the selling security holder of shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling security holder who have transferred his shares.

The selling security holder may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the selling security holders or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling security holder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling security holder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling security holders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling security holder.

If, after the date of this prospectus, the selling security holder enters into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

Other selling security holder than those listed in this prospectus and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits, which our selling security holder may receive, might be deemed to be underwriting compensation under the Securities Act. Because the selling security holder may be deemed to be an underwriter under Section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at approximately $38,000. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC

Bulletin Board. We believe that the registration of the resale of shares on behalf of existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

The selling security holder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling security holder and any broker-dealers or agents may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

     * Not engage in any stabilization activities in connection with our common stock;
     * Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
     * Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                 LEGAL MATTERS

Diane D. Dalmy , Attorney at Law, 8965 W. Cornell Place, Lakewood, Colorado 80227, Telephone 303.985.9324, Facsimile 303.988.6954, will pass upon certain matters relating to the legality of the common stock offered hereby for us.

                                    EXPERTS

AUDITOR: The financial statements for AMF Capital Group, Inc. in this prospectus have been audited by Moore & Associates Chartered Accountants, the registered independent accounting firm to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

                             AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

                           REPORTS TO SECURITY HOLDER

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
AMF Capital Group Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of AMF Capital Group Inc. (A Development Stage Company) as of July 31, 2008, and the related statements of operations, stockholders' equity and cash flows since inception on June 13, 2008 through July 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMF Capital Group Inc. (A Development Stage Company) as of July 31, 2008, and the related statements of operations, stockholders' equity and cash flows since inception on June 13, 2008 through July 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $32,091, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
-----------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
August 22, 2008


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501

                             AMF CAPITAL GROUP INC.
                         (An Development Stage Company)
                                  Balance Sheet
                             (Stated in US Dollars)

                                                                        As of
                                                                       July 31,
                                                                         2008
                                                                       --------
                                                                       (Audited)
Assets

Current assets
  Cash                                                                 $     --
                                                                       --------
Total current assets                                                         --
                                                                       --------

Total Assets                                                           $     --
                                                                       ========

Liabilities

Current liabilities
  Accounts payable                                                     $    100
                                                                       --------
Total current liabilities                                                   100

Long Term Liabilities
  Shareholder Loan                                                       21,991
                                                                       --------

Total Liabilities                                                        22,091
                                                                       --------
Stockholders' Deficiency
  Common Stock, $0.001 par value
   75,000,00 Common Shares Authorized
   18,000,000 Shares Issued                                              18,000
  Additional paid-in capital                                             (8,000)
  Deficit accumuated during development stage                           (32,091)
                                                                       --------
Total stockholders deficit                                              (22,091)
                                                                       --------

Total liabilites and stockholders equity                               $     --
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

                             AMF CAPITAL GROUP INC.
                         (An Development Stage Company)
                             Statement of Operations
                             (Stated in US Dollars)

                                                                From inception
                                                              (June 13, 2008) to
                                                                    July 31,
                                                                      2008
                                                                  ------------

Revenue                                                           $         --
                                                                  ------------

Expenses
  Accounting & Professional Fees                                        32,091
                                                                  ------------
Total Expenses                                                          32,091
                                                                  ------------

Provision for income tax                                                    --
                                                                  ------------

Net Income (Loss)                                                 $    (32,091)
                                                                  ============

Basic & Diluted (Loss) per Common Share                                 (0.002)
                                                                  ============

Weighted Average Number of Common Shares                            18,000,000
                                                                  ============


   The accompanying notes are an integral part of these financial statements.

                             AMF CAPITAL GROUP INC.
                         (An Development Stage Company)
                        Statement of Stockholder's Equity
                 From Inception (June 13, 2008) to July 31, 2008
                             (Stated in US Dollars)

                                                                                     Deficit
                                                                                   Accumulated
                                            Common Stock                             During
                                       -----------------------       Paid in       Development       Total
                                       Shares           Amount       Capital          Stage          Equity
                                       ------           ------       -------          -----          ------
Shares issued to founders -
June 18, 2008 at $0.001 per share    18,000,000       $ 18,000       $ (8,000)      $      --       $  10,000

Net (Loss) for period                                                                 (32,091)        (32,091)
                                    -----------       --------       --------       ---------       ---------

Balance, June 30, 2008               18,000,000       $ 18,000       $ (8,000)      $ (32,091)      $ (22,091)
                                    ===========       ========       ========       =========       =========


   The accompanying notes are an integral part of these financial statements.

                             AMF CAPITAL GROUP INC.
                         (An Development Stage Company)
                             Statement of Cash Flows
                             (Stated in US Dollars)


                                                                From inception
                                                              (June 13, 2008) to
                                                                   July 31,
                                                                     2008
                                                                   --------
OPERATING ACTIVITIES
  Net income (loss)                                                $(32,091)
  Accounts payable                                                      100
                                                                   --------
NET CASH USED IN OPERATING ACTIVITIES                               (31,991)

FINANCING ACTIVITIES
  Shareholder Loan                                                   21,991
  Common shares issued to founders @ $0.001 per share                10,000
                                                                   --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                          $ 31,991

Cash at beginning of period                                              --
                                                                   --------
CASH AT END OF PERIOD                                              $     --
                                                                   ========
Cash Paid For:
  Interest                                                         $     --
                                                                   ========
  Income Tax                                                       $     --
                                                                   ========
Non-Cash Activities
  Shares issued in Lieu of Payment for Service                     $     --
                                                                   ========
  Stock issued for accounts payable                                $     --
                                                                   ========
  Stock issued for notes payable and interest                      $     --
                                                                   ========
  Stock issued for convertible debentures and interest             $     --
                                                                   ========
  Convertible debentures issued for services                       $     --
                                                                   ========
  Warrants issued                                                  $     --
                                                                   ========
  Stock issued for penalty on default of convertible debentures    $     --
                                                                   ========
Note payable issued for finance charges                            $     --
                                                                   ========
Forgiveness of note payable and accrued interest                   $     --
                                                                   ========


   The accompanying notes are an integral part of these financial statements.

                             AMF CAPITAL GROUP INC.
                         (An Development Stage Company)
                      Footnotes to the Financial Statements
                 From Inception (June 13, 2008 to July 31, 2008)
                             (Stated in US Dollars)


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated under the laws of the State of Nevada on June 13, 2008.

The Company is a consulting company specializing in providing consulting services to early-stage nano or tiny technology.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

b. Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, goods delivered, the contract price is fixed or determinable, and collectability is reasonably assured.

c. Income Taxes

The Company prepares its tax returns on the accrual basis. The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

d. Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e. Assets

The company has no cash as of July 31, 2008.

f. Income

Income represents all of the company's revenue less all its expenses in the period incurred. The Company has no revenues as of July 31, 2008 and has incurred expenses of $32,091 since inception.

                                                      From inception
                                                    (June 13, 2008) to
                                                          July 31,
                                                            2008
                                                        ------------

      Revenue                                           $         --
                                                        ------------
      Expenses
        Accounting & Professional Fees                        32,091
                                                        ------------
      Total Expenses                                          32,091
                                                        ------------

      Provision for income tax                                    --
                                                        ------------

      Net Income (Loss)                                 $    (32,091)
                                                        ============

g. Basic Income (Loss) Per Share

In accordance with SFAS No. 128-"Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At July 31, 2008, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

h. Cash and Cash Equivalents

For purposes of the statement of cash flows, the company considers all highly liquid investments purchased with maturity of three months or less to be cash equivalents.

i. Liabilities

Liabilities are made up of current liabilities. Current liabilities include accounts payable of $100 as of July 31, 2008 and a loan of $21,991.

Share Capital

a) Authorized:

75,000,000 common shares with a par value of $0.001

b) Issued:

The company issued to the founders 18,000,000 common shares of stock for $10,000. As of July 31, 2008, there are Eighteen Million (18,000,000) shares issued and outstanding at a value of $0.001 per share

There are no preferred shares authorized. The Company has issued no preferred shares.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has accumulated a loss and is new. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

As shown in the accompanying financial statements, the Company has incurred a net loss of $32,091 for the period from June 13, 2008 (inception) to July 31, 2008 and has not generated any revenues. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of acquisitions. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________________ (90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

                                                                    Amount
                                                                  ----------
     Securities and Exchange Commission Registration Fee ....     $     0.31*
     Audit Fees and Expenses ................................       3,500.00
     Legal Fees and Expenses ................................      32,091.00
     Transfer Agent and Registrar Fees and Expenses .........       2,000.00
     Miscellaneous Expenses .................................         400.00
                                                                  ----------
      Total .................................................     $37,991.31*
                                                                  ==========
----------
*  Estimated amount

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO FOUNDERS

The company issued Eighteen Million (18,000,000) common shares to its founder on June 18, 2008 for $10,000. As of July 31, 2008, there are Eighteen Million (18,000,000) shares issued and outstanding at a value of $0.001 per share

There are no preferred shares authorized. The Company has issued no preferred shares.

The Company has no stock option plan, warrants or other dilutive securities.

These shares were issued pursuant to Section 4(2) of the Securities Act. The Eighteen Million (18,000,000) shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to Angelo Armenta, the founder of the Company, who is a sophisticated individual. Since our inception, the founders are in a position of access to relevant and material information regarding our operations. No underwriters were used.

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:


 Exhibit No.                            Description
 -----------                            -----------

     3.1                Articles of Incorporation *
     3.2                Bylaws *
     5.1                Legal Opinion of Diane Dalmy, Attorney, October 2008
    23.1                Consent of Moore and Associates, October 2008

----------
* Incorporated by reference to the Company's Registration Statement on Form S-1, filed on September 5, 2008, File No. 333-153354.


ITEM 17. UNDERTAKINGS


The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

     1. Any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

     2. The underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and

     3.   The benefits of such indemnification are not waived by such persons:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public polic y as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement Form S-1 to be signed on its behalf by the undersigned, in Alhambra, California thereunto duly authorized, on October 2, 2008.


                                   AMF Capital Group Inc.
                                       (Registrant)


                                   By: /s/ Angelo Armenta
                                       -----------------------------------------
                                       ANGELO ARMENTA
                                       Chief Executive Officer, Chief Financial
                                       Officer, President, Secretary, Treasurer
                                       and Director (Principal Executive Officer
                                       and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated.


      Signature                               Title                                Date
      ---------                               -----                                ----

/s/ Angelo Armenta                Chief Executive Officer, Chief              October 2, 2008
--------------------------        Financial Officer, President,
ANGELO ARMENTA                    Secretary, Treasurer and Director
                                  Principal Executive Officer and
                                  (Principal Accounting Officer)

                                  EXHIBIT INDEX


 Exhibit No.                            Description
 -----------                            -----------

     3.1                Articles of Incorporation *
     3.2                Bylaws *
     5.1                Legal Opinion of Diane Dalmy, Attorney, October 2008
    23.1                Consent of Moore and Associates, October 2008

----------
* Incorporated by reference to the Company's Registration Statement on Form S-1, filed on September 5, 2008, File No. 333-153354.